Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

References in this section to “we,” “our,” “us,” “the Company” and “Cepton” generally refer to Cepton, Inc. and its consolidated subsidiaries after giving effect to the Business Combination and “Legacy Cepton” generally refers to Cepton Technologies, Inc. and its consolidated subsidiaries prior to the Business Combination.

Capitalized terms used but not defined in this exhibit shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Report”) filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2022 of which this exhibit is a part.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

GCAC was formed as a blank check company under the laws of the State of Delaware on January 4, 2010 under the name PinstripesNYS, Inc., and subsequently submitted a registration statement under the name Growth Capital Acquisition Corp. on February 27, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Cepton provides state-of-the-art, intelligent, lidar-based solutions for a range of markets such as automotive (ADAS/AV), smart cities, smart spaces, and smart industrial applications. Cepton’s patented MMT®-based lidar technology enables reliable, scalable, and cost-effective solutions that deliver long range, high resolution 3D perception for smart applications.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of GCAC as of September 30, 2021 with the historical balance sheet of Legacy Cepton as of September 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2021.

GCAC and Legacy Cepton have different fiscal years. GCAC’s fiscal year ends on March 31, whereas Legacy Cepton’s fiscal year ends on December 31. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and for the nine months ended September 30, 2021 have been prepared utilizing Legacy Cepton’s fiscal year end as that will be the year end for Cepton. Accordingly, the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020 combines the historical results of GCAC for its fiscal year ended March 31, 2021 (as restated) and the historical results of Legacy Cepton for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020 has been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical statement of operations of GCAC and Legacy Cepton for the nine months ended September 30, 2021. The historical statement of operations of GCAC for the nine months ended September 30, 2021, was derived from GCAC’s unaudited condensed statement of operations for the nine months ended December 31, 2020 (as restated), audited condensed statement of operations for the year ended March 31, 2021 (as restated), and unaudited condensed statement of operations for the six months ended September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the historical statements of operations of GCAC and Legacy Cepton for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are presented after giving effect to the Business Combination. In connection with the consummation of the Business Combination, the following occurred:

●	Merger Sub, the wholly owned subsidiary of GCAC, merged with and into Legacy Cepton, with Legacy Cepton surviving as a wholly owned subsidiary of Cepton;

●	the issuance of 142,020,456 shares of common stock as Consideration Shares based on the Per Share Stock Consideration Rate of 2.465 shares and 57,606,847 Legacy Cepton Outstanding Shares (reflecting Legacy Cepton outstanding common stock inclusive of converted and exercised preferred stock, Cepton Class F stock, and warrants).

●	the conversion of all 21,671,491 outstanding shares of Legacy Cepton preferred stock and 8,372,143 shares of Legacy Cepton Class F stock into 30,043,634 shares of Legacy Cepton common stock that rolled over into 74,067,767 shares of Cepton common stock based on the Per Share Stock Consideration Rate;

●	the redesignation of GCAC’s outstanding 1,660,460 Public Shares (net of redemptions of 15,589,540 Public Shares) and 4,312,500 Sponsor Shares as Cepton common stock;

●	the exercise of warrants to purchase an aggregate of 60,000 shares of Legacy Cepton common stock for shares of Cepton common stock that rolled over into 137,960 shares of Cepton common stock based on the Per Share Stock Consideration Rate;

●	the conversion of all 3,236,692 outstanding vested Legacy Cepton options and all 2,541,610 outstanding unvested Legacy Cepton options into 7,979,544 vested options and 6,265,932 unvested options in Cepton, respectively, based on the Per Share Stock Consideration Rate (the “Converted Options”). In accordance with the Business Combination Agreement, the exercise price per share of all outstanding vested and unvested Legacy Cepton options will be adjusted by dividing the applicable exercise price per share immediately prior to the Business Combination by the Per Share Stock Consideration Rate. The Converted Options are presented on a diluted basis, calculated in accordance with the treasury stock method of accounting;

●	the issuance of 5,950,000 shares of Cepton common stock to the PIPE Investors in exchange for $59.5 million, or $10.00 per share, in consideration;

●	the recognition of a liability related to the issuance of up to 13,000,000 Earnout Shares contingently issuable to holders of Cepton common stock based upon achievement of the Share Price Milestones. Share Price Milestones are met if the share price of Cepton common stock equals or exceeds $15.00 per share (first Share Price Milestone) and/or $17.50 per share (second Share Price Milestone) for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing, and on or prior to the three-year anniversary of the Closing. Upon achievement of the first Share Price Milestone, 7,000,000 Earnout Shares shall be deemed earned and issued and 6,000,000 Earnout Shares shall be deemed earned and issued upon achievement of the second Share Price Milestone. The Earnout Shares will not be issued if none of the Share Price Milestones are met as of the three-year anniversary of the Closing; and

●	the issuance of 50,000 shares of Cepton common stock to Lincoln Park Capital Fund, LLC as consideration for entering into the Purchase Agreement. The Purchase Agreement was executed on November 24, 2021, and as such, the 50,000 shares have not been included within the pro forma combined financial statements presented below.

The historical financial information of GCAC was derived from the unaudited financial statements of GCAC as of and for the nine months ended September 30, 2021 and from the audited financial statements for the year ended March 31, 2021 (as restated), included or incorporated by reference in this Report. The historical financial information of Legacy Cepton was derived from the unaudited consolidated financial statements of Legacy Cepton as of and for the nine months ended September 30, 2021; and from the audited consolidated financial statements for the year ended December 31, 2020, included or incorporated by reference in this Report. This information should be read together with GCAC’s and Legacy Cepton’s audited and unaudited financial statements and related notes, the sections titled “Other Information Related to GCAC — GCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cepton’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included or incorporated by reference in this Report.

The pro forma combined financial statements have been presented for informational purposes only and are not necessarily indicative of what Cepton’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the pro forma data do not purport to project the future financial position or operating results of Cepton. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Legacy Cepton will be treated as the accounting acquirer. Legacy Cepton has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy Cepton’s existing stockholders will have more than 90% of the voting interest of Cepton ;

●	Legacy Cepton’s senior management will comprise the senior management of Cepton;

●	the directors nominated by Legacy Cepton will represent the majority of the board of directors of Cepton;

●	Legacy Cepton is the larger entity based on historical revenues and business operations;

●	Legacy Cepton’s operations will comprise the ongoing operations of Cepton; and

●	GCAC will assume the name Cepton, Inc.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Legacy Cepton is issuing stock for the net assets of GCAC. The net assets of GCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Cepton.

Description of the Business Combination

Pursuant to the Business Combination Agreement, the aggregate stock consideration issued by Cepton in the Business Combination was $1.539 billion, consisting of 153,943,416 newly issued shares of Cepton common stock valued at $10.00 per share. Legacy Cepton shareholders received $1.420 billion in the form of 142,020,456 newly issued shares of Cepton common stock. GCAC public shareholders received $16.6 million in the form of 1,660,460 newly issued shares of Cepton common stock, the PIPE Investors received $59.5 million in the form of 5,950,000 newly issued shares of Cepton common stock, and the Sponsor received $43.1 million in the form of 4,312,500 newly issued shares of Cepton common stock in exchange for GCAC’s existing Class B common stock. The following represents the consideration at closing of the Business Combination:

(in millions)
Share issuance to GCAC shareholders, net of redemptions	$16.6
Share issuance to Sponsor	43.1
Share issuance to Legacy Cepton shareholders	1,420.2
Share issuance to PIPE Investors	59.5
Share Consideration at Closing	$1,539.4

The value of share consideration issuable at the Closing was determined by application of the Exchange Ratio of 2.465, which is based on the implied value of $10.00 per share prior to the Business Combination.

The following tables summarize the pro forma Cepton shares of common stock issued and outstanding immediately after the Business Combination both on an issued and outstanding share and diluted basis:

	Issued and Outstanding Share Basis		Diluted Basis(1)
	Shares	% Owned	Shares	% Owned
Public Shares, net of redemptions	1,660,460	1.1%	1,660,460	1.0%
Sponsor Shares	4,312,500	2.8%	4,312,500	2.7%
Consideration Shares issued in the merger	142,020,456	92.2%	150,000,000	92.6%
Shares issued to PIPE Investors	5,950,000	3.9%	5,950,000	3.7%
Pro Forma common stock at September 30, 2021	153,943,416	100.0%	161,922,960	100.0%

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2021 and for the twelve months ended December 31, 2020 are based on the historical financial statements of GCAC and Legacy Cepton. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information as additional information becomes available and analyses are performed. Certain amounts that appear in this section may not sum due to rounding.

[1]	Diluted Basis is equal to the issued and outstanding share basis plus the 7,979,544 vested Converted Options.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(In thousands)

	(A) Legacy Cepton	(B) GCAC	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	7,655	239	172,516	(1)
	—		59,500	(2)
	—		(39,157)	(3)
			(155,896)	(9)	44,857
Short-term investments	8,448	—			8,448
Accounts receivable	775	—			775
Inventories	2,840	—			2,840
Prepaid expenses and other current assets	5,547	46	3,934	(3)	9,527
Total current assets	25,265	285	40,897		66,447
Cash held in trust account	—	172,516	(172,516)	(1)	—
Property and equipment, net	432	—			432
Other assets	373	—			373
Total assets	26,070	172,801	(131,619)		67,252

Liabilities, convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	2,143	—	—		2,143
Accrued expenses and other current liabilities	2,946	576	(1,617)	(3)	1,905
Current portion of debt	—	—	—		—
Total current liabilities	5,089	576	(1,617)		4,048

Other long-term liabilities	15	—			15
Warrant Liability	—	13,990	(8,711)	(10)	5,279
Earnout Liability	—	—	9,780	(8)	9,780
Total liabilities	5,104	14,566	(548)		19,122

Commitments and contingencies
Legacy Cepton convertible preferred stock(C)	99,470	—	(99,470)	(7)	—
GCAC Class A common stock subject to possible redemption(C)	—	172,500	(172,500)	(4)	—

Stockholders’ (deficit) equity
GCAC preferred stock(C)	—	—	—		—
Legacy Cepton common stock(C)	—	—	—	(5)	—
GCAC Class A common stock(C)	—	—	1	(2)
			2	(4)
			1	(5)
			2	(7)
			(2)	(9)	4
GCAC Class B common stock(C)	—	—	—
Legacy Cepton Class F stock(C)	—	—	—
Additional paid-in capital	6,115	—	59,499	(2)
			(24,000)	(3)
			(2,497)	(3)
			172,498	(4)
			(1)	(5)
			(14,265)	(6)
			99,468	(7)
			(9,780)	(8)
			8,711	(10)
			(155,894)	(9)	139,894

Accumulated other comprehensive income (loss)	(40)	—			(40)
Retained earnings (accumulated deficit)	(84,619)	(14,265)	14,265	(6)
			(7,109)	(3)	(91,728)
Total stockholders’ (deficit) equity	(78,504)	(14,265)	140,899		48,130
Total liabilities, convertible preferred stock, and stockholders’ (deficit) equity	$26,070	172,801	(131,619)		$67,252

(A)	Obtained from the unaudited consolidated balance sheet of Legacy Cepton as of September 30, 2021.
(B)	Obtained from the unaudited balance sheet of GCAC as of September 30, 2021.
(C)	Authorized, issued and outstanding shares for each class of common stock and preferred stock as of September 30, 2021 and on a pro forma basis is as follows:

See accompanying notes to unaudited pro forma condensed combined financial information.

	September 30, 2021			Pro Forma Basis
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Legacy Cepton convertible preferred stock	22,806,009	21,671,491	21,671,491	—	—	—
Legacy Cepton common stock	75,000,000	27,507,253	27,507,253	—	—	—
Legacy Cepton Class F stock	8,402,000	8,372,143	8,372,143	—	—	—
GCAC preferred stock	1,000,000	—	—	5,000,000	—	—
GCAC Class A common stock subject to possible redemption	17,250,000	17,250,000	17,250,000	—	—	—
GCAC Class A common stock	100,000,000	—	—	350,000,000	153,943,416	153,943,416
GCAC Class B common stock	10,000,000	4,312,500	4,312,500	—	—	—

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED September 30, 2021
(In thousands, except per share amounts)

	(A) Legacy Cepton	(B) GCAC	(C) Transaction Adjustments	Pro Forma Income Statement
Lidar Sensor and Prototype Revenue	$1,989	$—	$—	$1,989
Development Revenue	1,235	—	—	1,235
Total Revenue	3,224	—	—	3,224

Lidar Sensor and Prototype Cost of Revenue	3,053	—	—	3,053
Development Cost of Revenue	3,104	—	—	3,104
Total Cost of Revenue	6,157	—	—	6,157
Gross Margin	$(2,933)	$—	$—	$(2,933)

Operating expenses
Research and development	14,593	—	—	14,593
Selling, general and administrative	9,992	1,177	—	11,169
Total operating expenses	$24,585	$1,177	$—	$25,762

Loss from operations	$(27,518)	$(1,177)	$—	$(28,695)

Income from investments held in Trust Account	—	18	(18)	—

Other expense:
Warrant Transaction costs	—	(293)	293	—
Excess value of UW warrants	—	(1,294)	1,294	—
Unrealized gain/(loss) on FV changes of warrants	—	3,088	(1,808)	1,281
Other income (expense), net	1,098	—	—	1,098
Interest income (expense), net	14	—	—	14
Loss before income taxes	(26,406)	342	(239)	(26,303)

Provision for income taxes	16	—	—	16
Net (loss) income	$(26,422)	$342	$(239)	$(26,319)
Other comprehensive loss
Changes in unrealized gain on available-for-sale-securities	(4)	—	—	(4)
Foreign currency translation adjustment	(18)	—	—	(18)
Comprehensive loss	$(26,444)	$342	$(239)	$(26,341)
Net loss per common share
Weighted average shares of redeemable common stock outstanding, basic and diluted		17,250,000	136,693,416	153,943,416
Basic and diluted net income (loss) per share		$0.02		$(0.17)

Weighted average shares of non-redeemable common stock outstanding, basic and diluted	27,355,884	4,312,500
Basic and diluted net income (loss) per share	$(0.97)	$0.02

(A)	Obtained from the unaudited consolidated statement of operations of Legacy Cepton for the nine months ended September 30, 2021.
(B)	Derived from GCAC’s unaudited condensed statement of operations for the nine months ended December 31, 2020 (as restated), audited condensed statement of operations for the year ended March 31, 2021 (as restated), and unaudited condensed statement of operations for the six months ended September 30, 2021.
(C)

Reflects (i) the elimination of investment income from the Trust Account, (ii) the elimination of warrant transaction costs and excess value of underwriter warrant charges as the warrant costs are included within the pro forma statement of operations for the year ended December 31, 2020, the earliest period presented, (iii) the reversal of the unrealized loss on change in fair value of warrant liabilities related to Public Warrants recognized in GCAC’s statement of operations for the nine-month period ended September 30, 2021 on the basis of Cepton’s conclusion that the Public Warrants will be equity instruments after the Business Combination, and (iv) the additional shares of Cepton common stock to be issued upon completion of the Business Combination, taking into account actual redemptions.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except per share amounts)

	Year Ended December 31, 2020	Year ended March 31, 2021 (as restated)
	(A) Legacy Cepton	(B) GCAC	(C) Transaction Adjustments	Pro Forma Income Statement
Lidar Sensor and Prototype Revenue	$2,006	$—	$—	$2,006
Development Revenue	—	—	—	—
Total revenue	2,006	—	—	2,006
Lidar Sensor and Prototype Cost of Revenue	3,746	—	—	3,746
Development Cost of Revenue	—	—	—	—
Total Cost of Revenue	3,746	—	—	3,746
Gross Margin	(1,740)	—	—	(1,740)

Operating expenses
Research and development	11,666	—	—	11,666
Selling, general and administrative	6,170	93	7,109	13,372
Total operating expenses	17,836	93	7,109	25,038

Loss from operations	(19,576)	(93)	(7,109)	(26,778)

Income from investments held in Trust Account	—	6	(6)	—

Other expense:
Warrant Transaction costs	—	(293)	180	(113)
Excess value of UW warrants	—	(1,294)	—	(1,294)
Unrealized gain/(loss) on FV changes of warrants	—	9,936	(6,120)	3,816
Interest income, net	149	—	—	149
Other (income) expense, net	(181)	—	—	(181)
Loss before income taxes	(19,608)	8,262	(13,055)	(24,401)

Provision for income taxes	26	—	—	26
Net (loss) income	(19,634)	8,262	(13,055)	(24,427)
Other comprehensive loss
Changes in unrealized gain on available-for-sale securities	3	—	—	3
Foreign currency translation adjustment	(11)	—		(11)
Comprehensive loss	(19,642)	8,262	(13,055)	(24,435)
Net loss per common share
Weighted average redeemable common shares outstanding, basic and diluted		17,250,000	136,693,416	153,943,416
Basic and diluted net income (loss) per share		$0.38		$(0.16)

Weighted average shares of non-redeemable common stock outstanding, basic and diluted	27,068,162	4,312,500
Basic and diluted net income (loss) per share	$(0.73)	$0.38

(A)	Obtained from the audited consolidated statement of operations of Legacy Cepton for the year ended December 31, 2020.
(B)	Obtained from the audited statement of operations of GCAC for the year ended March 31, 2021 (as restated).
(C)	Reflects the transaction costs incurred by GCAC in 2021 including, but not limited to, advisory fees, legal fees, and registration fees. This is a non-recurring item. Also, reflects the reversal of the impacts associated with the warrant liabilities related to Public Warrants recognized on GCAC’s historical statement of operations for the period ended March 31, 2021 on the basis of Cepton’s conclusion that the Public Warrants will be equity instruments after the Business Combination. Additionally, reflects the elimination of investment income from the Trust account. Finally, reflects the incremental shares of Cepton common stock to be issued upon completion of the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Legacy Cepton will be treated as the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) Legacy Cepton’s existing stockholders will have more than 90% of the voting interest of Cepton; (ii) Legacy Cepton’s senior management will comprise the senior management of Cepton; (iii) the directors nominated by Legacy Cepton will represent the majority of the board of directors of Cepton; (iv) Legacy Cepton is the larger entity based on historical revenues and business operations; (v) Legacy Cepton’s operations will comprise the ongoing operations of Cepton; and (vi) GCAC will assume the name Cepton, Inc.. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Legacy Cepton is issuing stock for the net assets of GCAC. The net assets of GCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Cepton. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2021 and for the twelve months ended December 31, 2020 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2020, the beginning of the earliest period presented. These periods are presented on the basis of Legacy Cepton as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	GCAC’s unaudited balance sheet as of September 30, 2021 and the related notes for the period ended September 30, 2021, included or incorporated by reference in this Report; and

●	Legacy Cepton’s unaudited consolidated balance sheet as of September 30, 2021 and the related notes for the nine months ended September 30, 2021 included or incorporated by reference in this Report.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the twelve months ended December 31, 2020 have been prepared using, and should be read in conjunction, with the following:

●	GCAC’s historical statement of operations for the nine months ended September 30, 2021, as derived from GCAC’s unaudited condensed statement of operations for the nine months ended December 31, 2020 (as restated), audited condensed statement of operations for the year ended March 31, 2021 (as restated), and unaudited condensed statement of operations for the six months ended September 30, 2021, and the related notes included or incorporated by reference in this Report; and

●	Legacy Cepton’s unaudited and audited consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2021 and for the year ended December 31, 2020, and the related notes included or incorporated by reference in this Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that Cepton believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Cepton believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Cepton. They should be read in conjunction with the historical financial statements and notes thereto of GCAC and Legacy Cepton.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. Legacy Cepton and GCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Cepton filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Cepton’s shares outstanding, assuming the Business Combination had been completed on January 1, 2020, the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(1)	Reflects the release of cash currently invested in U.S. treasuries or money market funds held in the Trust Account.

(2)	Reflects the proceeds received from the PIPE Investment with the corresponding issuance of 5,950,000 shares of Cepton common stock at $10.00 per share.

(3)

Represents preliminary estimated direct and incremental transaction costs incurred by GCAC and Legacy Cepton related to the Business Combination. Total transaction costs are estimated to be $40.6 million related to underwriting/banking, legal, accounting and other miscellaneous fees, including $2.5 million in deferred transaction costs incurred by Legacy Cepton. Of the $2.5 million in deferred transaction costs incurred by Legacy Cepton, approximately $1.0 million is reflected in accrued expenses and will be paid in cash upon the closing of the Business Combination. The remaining $1.5 million of deferred transaction costs were previously paid for in cash by Legacy Cepton. Of the remaining $38.1 million in total transaction costs, $24.0 million is reflected in the unaudited pro forma condensed combined balance sheet as a reduction to Cepton's additional paid-in capital as they are incremental costs directly attributable to a proposed offering of securities and thus charged against the gross proceeds of the proposed offering, which includes the Business Combination and PIPE Investment. Additionally, this adjustment reflects the recognition of approximately $6.4 million in prepaid assets associated with directors' and officers' liability insurance for Cepton. This adjustment also reflects the payment of $0.6 million in accrued expenses recognized by GCAC related to the contemplated business combination. The remaining $7.1 million are reflected in the unaudited pro forma condensed combined balance sheet as an increase to Cepton's accumulated deficit. These relate to the transaction costs incurred by GCAC during the nine month period ending September 30, 2021 including, but not limited to, advisory fees, legal fees and registration fees. These transaction costs are also reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as an adjustment to selling, general and administrative expense.

(4)	Reflects the reclassification of GCAC class A common stock previously subject to possible redemption to permanent equity immediately prior to the consummation of the Business Combination.

(5)	Reflects the recapitalization of Legacy Cepton through (a) the contribution of all the share capital in Legacy Cepton to GCAC in the amount of $6.2 million and (b) the issuance of 142,020,456 shares of Cepton common stock at par value of $0.00001.

(6)	Reflects the elimination of the historical retained earnings of GCAC, the legal acquirer, in the amount of $14.3 million.

(7)	Reflects the reclassification of approximately $99.5 million of Legacy Cepton’s convertible preferred stock (21,671,491 shares at redemption value) to permanent equity. Legacy Cepton’s convertible preferred stock converted into Legacy Cepton common stock at a 1:1 ratio.

(8)	Reflects the preliminary estimated fair value of the Earnout Shares contingently issuable to holders of Legacy Cepton common stock. The preliminary fair value was determined using the most reliable information currently available. The actual fair value could change materially once the final valuation is determined upon Closing. Refer to Note 4 for more information. Subsequent to the Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in Cepton’s statement of operations within other income/expense.

(9)	Reflects the actual redemptions of 15,589,540 public shares for aggregate redemption payments of $155,895,400 allocated to GCAC Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10 per share.

(10)	Cepton has evaluated the accounting for GCAC’s Public Warrants and Private Placement Warrants for Cepton under ASC 480 and ASC 815. Cepton has concluded that the Public Warrants qualify as equity instruments under ASC 815 after considering among other factors that after the Business Combination, Cepton will have a single class equity structure; thus, a tender offer subject to the terms of the warrant agreement will always result in a change of control, and holders of Public Warrants receive the same form of consideration as holders of Legacy Cepton common stock which treatment does not preclude equity classification. Separately, Cepton has concluded that the Private Placement Warrants will continue to be accounted for as a liability under ASC 815-40. The adjustment reflects the reclassification of GCAC’s Public Warrants from liabilities to equity in connection with the consummation of the Business Combination.

3. Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020, the beginning of the earliest period presented. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared using actual redemption amounts:

	Nine Months Ended September 30, 2021	Twelve Months Ended December 31, 2020
Pro forma net loss	$(26,319)	$(24,427)
Basic weighted average shares outstanding	153,943,416	153,943,416
Net loss per share – Basic and Diluted(3)	$(0.17)	$(0.16)

Public Shares, net of redemptions	1,660,460	1,660,460
Sponsor Shares	4,312,500	4,312,500
Cepton shares issued to existing Legacy Cepton stockholders(1),(2)	142,020,456	142,020,456
Cepton shares issued to PIPE Investors	5,950,000	5,950,000
	153,943,416	153,943,416

(1)	This total is based on the Legacy Cepton cap table as of September 30, 2021.

This total represents Cepton shares of common stock issued to the following stockholders:

— 67,814,726 shares to Legacy Cepton common stockholders (27,507,253 shares prior to conversion);

— 20,640,178 shares to Legacy Cepton Class F stockholders (8,372,142 shares prior to conversion);

— 53,427,590 shares to Legacy Cepton preferred stockholders (21,671,491 shares prior to conversion); and

— 137,960 shares to Legacy Cepton warrant holders (55,960 shares prior to conversion).

(2)

This amount excludes: (i) 7,979,544 shares reserved for vested Converted Options using the treasury stock method which will not be legally outstanding following the Business Combination and which are allocated from the 150,000,000 shares issuable to existing Legacy Cepton stockholders per the Business Combination Agreement and (ii) 50,000 Commitment Shares issued to Lincoln Park Capital Fund, LLC in consideration for entering into the Purchase Agreement dated November 24, 2021.

(3)	As a result of the pro forma net loss, the net loss per share amounts exclude the anti-dilutive impact from 17,365,694 Converted Options, 8,625,000 Public Warrants to purchase 8,625,000 shares of Cepton common stock, 5,175,000 Private Warrants to purchase 5,175,000 shares of Cepton common stock, and 169,492 unvested restricted shares of Cepton common stock outstanding as of September 30, 2021 on a pro forma basis.

4. Earnout Shares

The Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon achievement of the Share Price Milestones, which provide for settlement provisions that are not indexed to Cepton common stock. The preliminary estimated fair value of the Earnout Shares is $9.8 million.

The estimated fair value of the Earnout Shares was determined by a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the three-year earnout period. The preliminary estimated fair value of the Earnout Shares was determined using the most reliable information currently available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the current stock price was set at the current value of $9.86 per share for GCAC Class A common stock.

Expected volatility: the volatility rate of 60.0% was determined using an average of historical volatilities of selected industry peers deemed to be comparable to Legacy Cepton’s business, corresponding to the expected term of the awards.

Risk-free interest rate: the risk-free interest rate of 0.4191% is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected three-year term of the earnout period.

Expected term: the expected term is the three-year term of the earnout period.

Expected dividend yield: the expected dividend yield is zero as Legacy Cepton has never declared or paid cash dividends and Cepton has no current plans to do so during the expected term.

The actual fair values of Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.